Exhibit 99.5

_________________________________________________________________
_________________________________________________________________



















                        STOKELY USA, INC.



                       AMENDED AND RESTATED
                          NOTE AGREEMENT




                    Dated as of July 25, 1996












Re:  $14,859,199.75 Amended and Restated Senior Secured Notes Due
     January 15, 2000





________________________________________________________________
________________________________________________________________

                        TABLE OF CONTENTS

                                                             PAGE

1.   BACKGROUND; AMENDMENT AND RESTATEMENT . . . . . . . . . .  1
     1.1  Background . . . . . . . . . . . . . . . . . . . . .  1
     1.2  Agreement and Consent of Company to Amendments and
          Restatements . . . . . . . . . . . . . . . . . . . .  2
     1.3  Agreement and Consent of Purchasers to Amendments
          and Restatements . . . . . . . . . . . . . . . . . .  4
     1.4  Substitution of Notes on Effective Date. . . . . . .  4
     1.5  Exchange of Warrants on Effective Date . . . . . . .  4
     1.6  Failure to Deliver, Failure of Conditions. . . . . .  4

2.   REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . .  5
     2.1  Representations of the Company . . . . . . . . . . .  5
     2.2  Representations of the Purchasers. . . . . . . . . .  5

3.   CLOSING CONDITIONS. . . . . . . . . . . . . . . . . . . .  5
     3.1  Notes. . . . . . . . . . . . . . . . . . . . . . . .  5
     3.2  Collateral Document Amendments . . . . . . . . . . .  6
     3.3  Title Matters. . . . . . . . . . . . . . . . . . . .  6
     3.4  Warrants . . . . . . . . . . . . . . . . . . . . . .  6
     3.5  Intercreditor Agreement Amendment. . . . . . . . . .  6
     3.6  Sale of Grandview and Walla Walla Properties;
          Application of Proceeds. . . . . . . . . . . . . . .  6
     3.7  Dean Foods Agreement . . . . . . . . . . . . . . . .  6
     3.8  SWIB Documents . . . . . . . . . . . . . . . . . . .  7
     3.9  Closing Certificate. . . . . . . . . . . . . . . . .  7
     3.10 Legal Opinions . . . . . . . . . . . . . . . . . . .  7
     3.11 Consent of Holders of Other Company Indebtedness . .  7
     3.12 Private Placement Numbers. . . . . . . . . . . . . .  7
     3.13 Accrued Interest on Existing Notes . . . . . . . . .  7
     3.14 Expenses . . . . . . . . . . . . . . . . . . . . . .  8
     3.15 Satisfactory Proceedings . . . . . . . . . . . . . .  8
     3.16 Waiver of Conditions . . . . . . . . . . . . . . . .  8

4.   INTEREST ON THE NOTES . . . . . . . . . . . . . . . . . .  8
     4.1  Interest Payments. . . . . . . . . . . . . . . . . .  8
     4.2  Capitalized Interest Amounts . . . . . . . . . . . .  8

5.   PREPAYMENT OF NOTES . . . . . . . . . . . . . . . . . . .  9
     5.1  Required Prepayments . . . . . . . . . . . . . . . .  9
     5.2  Prepayment at Option of Holders Upon Occurrence of
          Put Event. . . . . . . . . . . . . . . . . . . . . . 10
     5.3  Optional Prepayment. . . . . . . . . . . . . . . . . 10
     5.4  Prepayment Attending a Declined Waiver . . . . . . . 11
     5.5  Prepayments from Excess Cash Flow. . . . . . . . . . 12
     5.6  Prepayment Upon a Distribution of Proceeds . . . . . 12
     5.7  Allocation and Application of Prepayments. . . . . . 12
     5.8  Delivery of Notes in Payment of Warrant Purchase
          Price. . . . . . . . . . . . . . . . . . . . . . . . 12
     5.9  No Other Optional Prepayments. . . . . . . . . . . . 13
     5.10 Direct Payment . . . . . . . . . . . . . . . . . . . 13

6.   COMPANY COVENANTS . . . . . . . . . . . . . . . . . . . . 14
     6.1  Corporate Existence, Etc . . . . . . . . . . . . . . 14
     6.2  Insurance. . . . . . . . . . . . . . . . . . . . . . 14
     6.3  Taxes, Claims for Labor and Materials, Compliance
          with Laws. . . . . . . . . . . . . . . . . . . . . . 14
     6.4  Maintenance, Etc . . . . . . . . . . . . . . . . . . 15
     6.5  Nature of Business . . . . . . . . . . . . . . . . . 15
     6.6  Limitations on Funded Debt . . . . . . . . . . . . . 15
     6.7  Limitations on Liens . . . . . . . . . . . . . . . . 16
     6.8  Maintenance of Consolidated Tangible Net Worth . . . 18
     6.9  Minimum Current Ratio. . . . . . . . . . . . . . . . 18
     6.10 Sales of Assets. . . . . . . . . . . . . . . . . . . 18
     6.11 Mergers. . . . . . . . . . . . . . . . . . . . . . . 19
     6.12 Capital Expenditures . . . . . . . . . . . . . . . . 20
     6.13 Restricted Payments. . . . . . . . . . . . . . . . . 20
     6.14 Restricted Investments . . . . . . . . . . . . . . . 20
     6.15 Payments on Indebtedness . . . . . . . . . . . . . . 20
     6.16 Repurchase of Notes. . . . . . . . . . . . . . . . . 21
     6.17 Termination of Pension Plans . . . . . . . . . . . . 21
     6.18 Reports and Rights of Inspection . . . . . . . . . . 21
     6.19 Subsidiaries . . . . . . . . . . . . . . . . . . . . 26
     6.20 Amendment of Credit Agreement. . . . . . . . . . . . 26
     6.21 Transactions with Subsidiaries . . . . . . . . . . . 26

7.   EVENTS OF DEFAULT AND REMEDIES THEREFOR . . . . . . . . . 27
     7.1  Events of Default. . . . . . . . . . . . . . . . . . 27
     7.2  Notice of Holders. . . . . . . . . . . . . . . . . . 30
     7.3  Acceleration of Maturity . . . . . . . . . . . . . . 30
     7.4  Rescission of Acceleration . . . . . . . . . . . . . 31

8.   AMENDMENTS, WAIVERS AND CONSENTS. . . . . . . . . . . . . 31
     8.1  Consent Required . . . . . . . . . . . . . . . . . . 31
     8.2  Solicitation of Noteholders. . . . . . . . . . . . . 32
     8.3  Effect of Amendment or Waiver. . . . . . . . . . . . 32

9.   INTERPRETATION OF AGREEMENT; DEFINITIONS. . . . . . . . . 32
     9.1  Definitions. . . . . . . . . . . . . . . . . . . . . 32
     9.2  Accounting Principles. . . . . . . . . . . . . . . . 47
     9.3  Directly or Indirectly . . . . . . . . . . . . . . . 47

10.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . 47
     10.1 Note Register. . . . . . . . . . . . . . . . . . . . 47
     10.2 Exchange of Notes. . . . . . . . . . . . . . . . . . 47
     10.3 Loss, Theft, Etc. of Notes . . . . . . . . . . . . . 48
     10.4 Expenses, Stamp Tax Indemnity. . . . . . . . . . . . 48
     10.5 Waiver of Past Defaults. . . . . . . . . . . . . . . 49
     10.6 Potential Restructuring after Effective Date . . . . 49
     10.7 Powers and Rights Not Waived; Remedies Cumulative. . 50
     10.8 Notices. . . . . . . . . . . . . . . . . . . . . . . 50
     10.9 Reproduction of Documents. . . . . . . . . . . . . . 50
     10.10     Counterparts. . . . . . . . . . . . . . . . . . 51
     10.11     Successors and Assigns. . . . . . . . . . . . . 51
     10.12     Survival of Covenants and Representations . . . 51
     10.13     Severability. . . . . . . . . . . . . . . . . . 51
     10.14     Governing law . . . . . . . . . . . . . . . . . 51
     10.15     Captions. . . . . . . . . . . . . . . . . . . . 52

     Schedule I     --   Purchaser Information
     Schedule II    --   Information as to Company and
                         Subsidiaries
     Exhibit A      --   Form of Amended and Restated Senior
                         Secured Note Due January 15, 2000
     Exhibit B1     --   Form of Series A Warrant
     Exhibit B2     --   Form of Series B Warrant
     Exhibit C      --   Form of Security Agreement Amendment
     Exhibit D      --   Form of Assignment Agreement Amendment
     Exhibit E      --   Form of Mortgage Amendment
     Exhibit F      --   Form of Indemnification Agreement
                         Amendment
     Exhibit G      --   Form of Intercreditor Agreement
                         Amendment
     Exhibit H      --   Form of Closing Certificate
     Exhibit I      --   Form of Opinion of Counsel to the
                         Company

                       Stokely USA, Inc.

              Amended and Restated Note Agreement

$14,859,199.75 Amended and Restated Senior Secured Notes Due
January 15, 2000

                                        Dated as of July 25, 1996

To each of the Purchasers named in
Schedule I hereto which is a
signatory to this Agreement

Ladies and Gentlemen:

     The undersigned, STOKELY USA, INC., a Wisconsin corporation
(the "Company"), agrees with each of you as follows:

1.   BACKGROUND; AMENDMENT AND RESTATEMENT

     1.1  Background.

          (a) Existing Note Agreement and Existing Notes. The Company has issued its 9.37% Senior Secured Notes (as amended up to, but excluding, the Effective Date, the "Existing Notes"), in the aggregate principal amount of $25,000,000, pursuant to that certain Note Agreement dated as of January 1, 1990, as amended by an Amendment to Note Agreement dated August 18, 1992, a Second Amendment to Note Agreement (the "Second Amendment") dated June 11, 1993, and a Third Amendment to Note Agreement (the "Third Amendment") dated May 31, 1995 (as amended up to, but excluding, the Effective Date (the "Existing Note Agreement"), entered into among the Company and each of the institutions named in
     Schedule I hereto (the "Purchasers").

          (b)  Existing Warrants and Existing Warrant
     Certificates. In connection with the execution and delivery of the Second Amendment, the Company issued those certain Warrants (the "Existing Warrants") dated June 11, 1993, granting the Purchasers the right to purchase, in the aggregate, 50,000 shares of common stock, $.05 par value, of the Company.

          (c)  Existing Collateral Documents and Existing
     Intercreditor Agreement. In connection with the execution and delivery of the Third Amendment, the following agreements were executed and delivered:

               (i) a Security Agreement dated as of May 31, 1995 (the "Existing Security Agreement"), among the Company, the Purchasers and State of Wisconsin Investment Board ("SWIB"), pursuant to which the Company granted the Purchasers and SWIB a Lien on and security interest in certain assets of the Company therein described;

               (ii) an Assignment of Contracts, Warranties and Permits dated as of May 31, 1995 (the "Existing Assignment"), pursuant to which the Company assigned to the Purchasers and SWIB all contracts, warranties and permits affecting the Properties (as defined therein);

               (iii) certain mortgages and deeds of trust described on Schedule II hereto dated as of May 31, 1995 (collectively, the "Existing Mortgages") on all interests in real property of the Company (other than the real property described in Section 3N of the Existing Security Agreement) in favor of the Purchasers and SWIB;

               (iv) an Environmental Indemnification Agreement dated as of May 31, 1995 (the "Existing Indemnification Agreement"), pursuant to which the Company agreed to indemnify the Purchasers and SWIB for losses relating to environmental matters; and

               (v)  an Intercreditor and Collateral Agency
          Agreement dated as of May 31, 1995 (the "Existing
          Intercreditor Agreement"), among the Purchasers and SWIB.

     The Agreements described in the foregoing clauses (i) through (iv), inclusive, are herein collectively referred to as the "Existing Collateral Documents."

     1.2  Agreement and Consent of Company to Amendments and
          Restatements.

          (a) Amended and Restated Notes. The Company has authorized, and (subject to the effectiveness of the agreement and consent of each Purchaser as provided in
     Section 1.3) agrees and consents to, the amendment and restatement in their entirety of the Existing Notes, as provided for in this Agreement. The Existing Notes as so amended and restated (including each note delivered pursuant to any provision of this Agreement and any note delivered in substitution for any such note pursuant to any such provisions) are hereinafter sometimes referred to, collectively, as the "Notes." The Notes shall (i) be substituted in the place of the Existing Notes (which shall be surrendered to the Company for cancellation), (ii) be dated and bear interest from July 25, 1996, (iii) have the terms and conditions herein and therein provided, and (iv) be substantially in the form of Exhibit A.

          (b) Exchange of Warrants. The Company has authorized, and (subject to the effectiveness of the agreement and consent of each Purchaser as provided in Section 1.3) agrees to deliver to each Purchaser, one or more Warrants as set forth below such Purchaser's name in Schedule I hereto, representing the number of Warrants of each series indicated on Schedule I hereto. The Existing Warrants shall be surrendered by the Purchasers to the Company for cancellation.

          (c)  Amendments of Existing Collateral Documents.  The
     Company has authorized, and (subject to the effectiveness of the agreement and consent of each Purchaser as provided in
     Section 1.3) agrees and consents to,

               (i)  a First Amendment to the Existing Security
          Agreement (the "Security Agreement Amendment"), in the form attached hereto as Exhibit C;

               (ii) a First Amendment to the Existing Assignment
          (the "Assignment Agreement Amendment"), in the form attached hereto as Exhibit D;

               (iii)     a First Amendment to each of the
          Existing Mortgages that has not been released prior to the Effective Date (the "Mortgage Amendments"), in the form attached hereto as Exhibit E; and

               (iv) a First Amendment to the Existing
          Indemnification Agreement (the "Indemnification
          Agreement Amendment"), in the form attached hereto as Exhibit F.

          (d) Warrants. The Company has authorized the issue of Series A Warrants and Series B Warrants (collectively, the "Warrants"), in the forms attached hereto as Exhibits B1 and B2, respectively, granting the Purchasers the right to purchase 1,203,124 shares of the Company's common stock, $.05 par value (the "Common Stock"), subject to the provisions and adjustments and on the terms and conditions set forth therein. The Warrants shall be issued in exchange for the Existing Warrants held by the Purchasers (which shall be surrendered to the Company for cancellation).

          (e) Existing Defaults. The Company desires that the Purchasers waive existing Events of Default resulting from violations of Sections 5.8 and 5.14(a)(ii) of the Existing Note Agreement and amend certain covenants in the Existing Note Agreement in exchange for the substitution of Notes described in subsection (a) above, the exchange of Warrants described in subsection (d) above, and the application of the net proceeds of the sale of certain Properties of the Company to the partial prepayment of the Existing Notes, as described in Section 3.6.

     1.3  Agreement and Consent of Purchasers to Amendments and
          Restatements.

     Subject to the satisfaction of the conditions set forth in
Section 3, each Purchaser, by execution of this Agreement, hereby agrees and consents to the amendment and restatement of the Existing Notes and the Existing Note Agreement, the exchange of the Warrants and the amendments of the Existing Collateral Documents.

     1.4  Substitution of Notes on Effective Date.

     On the Effective Date, the Company will deliver to each Purchaser, at the office of Hebb & Gitlin, a Professional Corporation, One State Street, Hartford, CT 06103, one or more Notes (as set forth below such Purchaser's name on Schedule I hereto), in the denominations indicated on Schedule I hereto, in the aggregate outstanding principal amount of the Existing Notes held by such Purchaser, dated July 25, 1996, and payable to such Purchaser or payable as otherwise indicated on Schedule I hereto, against delivery by such Purchaser of such Existing Notes to the Company for cancellation. All amounts owing under, and evidenced by, the Existing Notes as of the Effective Date shall continue to be outstanding under, and shall after the Effective Date be evidenced by, the Notes, and shall be repayable in accordance with this Agreement and the Notes.

     1.5  Exchange of Warrants on Effective Date.

     In consideration of the execution and delivery of this Agreement by each Purchaser, the Company has authorized, and (subject to the effectiveness of the agreement and consent of each Purchaser as provided in Section 1.3) agrees to deliver to each Purchaser, in exchange for the Existing Warrants held by such Purchaser which shall be delivered to the Company for cancellation, one or more Series A Warrants and Series B Warrants (as set forth below your name in Schedule I hereto) for the initial purchase of the number of shares of Common Stock indicated on Schedule I hereto.

     1.6  Failure to Deliver, Failure of Conditions.

     If on the Effective Date the Company fails to tender to the Purchasers the Notes to be delivered on such date, or if the conditions specified in Section 3 to be fulfilled on or before the Effective Date have not been fulfilled, the Purchasers may thereupon elect to be relieved of all further obligations hereunder and the consent and agreement of the Purchasers contemplated by Section 1.3 shall not become effective. In such event, nothing in this Section 1.6 shall operate to relieve the Company from any of its obligations under the Existing Note Agreement, which shall continue in full force and effect and shall not be modified by this Agreement.

2.   REPRESENTATIONS

     2.1  Representations of the Company.

     The Company represents and warrants that all representations set forth in the form of certificate attached hereto as Exhibit H are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

     2.2  Representations of the Purchasers.

          (a) Acquisition for Investment. Each Purchaser severally represents, and in entering into this Agreement the Company understands, that such Purchaser is acquiring the Notes for the purpose of investment and with no present intention of distributing or reselling the Notes or any part thereof, but without prejudice to its right at all times to
     (i) sell or otherwise dispose of all or any part of the Notes pursuant to a registration statement filed under the Securities Act, or in a transaction exempt from the registration requirements of the Securities Act, and (ii) have control over the disposition of all of its assets to the fullest extent required by any applicable insurance law. Each Purchaser acknowledges that the Notes it is acquiring on the Effective Date will not, as of said Effective Date, be registered under the Securities Act and that the Notes may only be offered or sold in compliance with the Securities Act and applicable state securities laws, or in a transaction exempted therefrom.

          (b) Source of Funds. Each Purchaser further severally represents that its representation made in Section 3.2(a) of the Existing Note Agreement was true at the time of its execution and delivery of the Existing Note Agreement
     (subject to clause (b)(3) of such Section).

          (c) Accredited Investor. Each Purchaser severally represents that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act.

3.   CLOSING CONDITIONS

     The effectiveness of this Agreement, as to the parties hereto, is subject to the satisfaction of the following conditions precedent (such time of effectiveness is herein referred to as the "Effective Date"):

     3.1  Notes.

     Each Purchaser shall have received Notes in the form of Exhibit A, dated July 25, 1996, in the principal amount set forth opposite its name in Schedule I, duly executed by the Company.

     3.2  Collateral Document Amendments.

     The Company and, where applicable, SWIB, shall have executed and delivered a counterpart of the Security Agreement Amendment, the Assignment Agreement Amendment, the Mortgage Amendments and the Indemnification Agreement Amendment.

     3.3  Title Matters.

     The Company shall have delivered or caused to be delivered to the Purchasers endorsements to the existing loan policies down-dating such policies to the date of the recording of the Mortgage Amendments, satisfactory to the Purchasers and showing no exceptions to title except as contained in the existing loan policies or otherwise acceptable to the Purchasers.

     3.4  Warrants.

     Each Purchaser shall have received one or more Series A Warrants and Series B Warrants, dated the Effective Date and duly executed by the Company, in exchange for such Purchaser's Existing Warrants delivered to the Company on the Effective Date for cancellation, for the purchase of the number of shares of Common Stock set forth opposite such Purchaser's name in Schedule I.

     3.5  Intercreditor Agreement Amendment.

     SWIB shall have executed and delivered a counterpart of the First Amendment to Intercreditor and Collateral Agency Agreement
(the "Intercreditor Agreement Amendment"), in the form attached hereto as Exhibit G.

     3.6  Sale of Grandview and Walla Walla Properties;
          Application of Proceeds.

     The Company shall have completed the sale of its Grandview, Washington and Walla Walla, Washington properties and applied the net proceeds of such sale (excluding the portion of such net proceeds allocable to SWIB) to the prepayment of principal on the Existing Notes, without premium, in accordance with Section 2.5 of the Existing Note Agreement. The portion of such net proceeds allocable to the Existing Notes shall not be less than $5,434,678.95.

     3.7  Dean Foods Agreement.

     Each Purchaser shall have received a copy of the Dean Foods
Agreement duly executed by the Company, Dean Foods Vegetable
Company, a Wisconsin corporation, and AGRIPAC, an Oregon corporation, certified as true, correct and complete by the President or a Vice President of the Company.

     3.8  SWIB Documents.

     Each Purchaser shall have received copies of the Amended and Restated Note Agreement dated as of the date hereof between the Company and SWIB and the warrants dated as of the date hereof issued by the Company to SWIB, each such document in form and substance satisfactory to the Purchasers and certified as true, correct and complete by the President or a Vice President of the Company.

     3.9  Closing Certificate.

     Each Purchaser shall have received a certificate dated the Effective Date, signed by the President or a Vice President of the Company, substantially in the form attached hereto as Exhibit
H.

     3.10 Legal Opinions.

     Each Purchaser shall have received from Hebb & Gitlin, who are acting as special counsel to the Purchasers in this transaction, an opinion dated the Effective Date, in form and substance reasonably satisfactory to the Purchasers, and from Michael, Best & Friedrich, counsel for the Company, an opinion dated the Effective Date, in form and substance reasonably satisfactory to the Purchasers and covering the matters set forth in Exhibit I.

     3.11 Consent of Holders of Other Company Indebtedness.

     Any consents or approvals required to be obtained from Congress Financial and from any other holder or holders of any outstanding Indebtedness of the Company and any amendments of agreements pursuant to which any Indebtedness may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby on the Effective Date shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to the Purchasers and their special counsel.

     3.12 Private Placement Numbers.

     The Company shall have obtained private placement numbers for the Notes and the Warrants of each series from the CUSIP
Service Bureau of Standard & Poor's and shall have informed the Purchasers thereof.

     3.13 Accrued Interest on Existing Notes.

     The Company shall have paid to each Purchaser, as indicated on Schedule I hereto, accrued interest on the Existing Notes held by such Purchaser up to but not including July 25, 1996.

     3.14 Expenses.

     All fees and disbursements required to be paid pursuant to
Section 10.4 shall have been paid in full.

     3.15 Satisfactory Proceedings.

     All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be reasonably satisfactory in form and substance to the Purchasers and their special counsel, and each Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

     3.16 Waiver of Conditions.

     If on the Effective Date the Company fails to tender to the Purchasers the Notes to be issued to such Purchasers on such date or if the conditions specified in this Section 3 have not been fulfilled, the Purchasers may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Section 3 have not been fulfilled, the Purchasers may waive compliance by the Company with any such condition to such extent as they may in their sole discretion determine. Nothing in this Section 3.16 shall operate to relieve the Company of any of its obligations hereunder or to waive any of the Purchasers' rights against the Company.

4.   INTEREST ON THE NOTES

     4.1  Interest Payments.

     Interest (computed on the basis of a 360-day year of twelve 30-day months) shall accrue on the unpaid principal balance of the Notes from time to time outstanding from and including the date thereof at the Contract Rate, payable quarterly on the last day of March, June, September and December in each year (each an "Interest Payment Date"), commencing with the payment date next succeeding the date of such Note, until the principal thereof shall have become due and payable, and to the extent permitted by law in respect of any Note on any overdue payment of principal, any overdue payment of interest and any overdue payment of any Make Whole Amount, payable, on demand, at a rate per annum equal to the Overdue Rate.

     4.2  Capitalized Interest Amounts.

     In lieu of making any interest payment on a Note entirely in cash, if the Contract Rate during the period in which such interest accrued exceeded 11% per annum, the Company may elect to add the portion of such interest payment representing interest exceeding 11% per annum to the outstanding principal amount of such Note (each such addition with respect to any Note, the "Capitalized Interest Amount"). Interest shall begin to accrue on such Capitalized Interest Amount beginning on and including the Interest Payment Date on which such Capitalized Interest Amount is added to the principal amount of the related Note.
Each addition of a Capitalized Interest Amount to the principal amount of a Note shall be recorded by the holder of such Note on the schedule attached thereto, provided that the failure to make any such record entry with respect to any addition of capitalized interest to principal or any payment of principal or interest shall not limit or otherwise affect the obligations of the Company under such Note.

5.   PREPAYMENT OF NOTES

     No prepayment of the Notes may be made except to the extent and in the manner expressly provided in this Agreement.

     5.1  Required Prepayments.

     The Company shall pay, and there shall become due and payable, on each of the dates set forth below, the principal amount of the Notes set forth below opposite each such date
(each, a "Required Principal Payment"), as follows:


                    Date of Required Principal
Payment:
                   Amount of Required Principal
Payment:


                        September 30, 1996
                             $601,562


                        December 31, 1996
                            $601,562


                        September 30, 1997
                            $601,563


                        December 31, 1997
$601,563 plus such additional
amount (the "Additional
Amount"), if any, so that the
aggregate amount of principal
of the Notes prepaid after the
Effective Date (excluding, for
purposes hereof, any
Capitalized Interest Amount)
equals at least $2,385,627.05.


                       September 30, 1998
                         Formula Amount


                        December 31, 1998
                          Formula Amount


                        September 30, 1999
                          Formula Amount


                        December 31, 1999
                          Formula Amount


          Formula Amount -- shall mean an amount equal to 10% of the aggregate principal amount of the Notes outstanding on December 31, 1997 (excluding the portion of such principal attributable to capitalized interest) immediately after giving effect to the prepayment of the Notes required to be made on such date pursuant to this Section 5.1.

Each Required Principal Payment shall be at 100% of the principal amount prepaid, together with interest accrued thereon to the date of prepayment. The entire principal of the Notes remaining outstanding on January 15, 2000, together with interest accrued thereon, shall become due and payable on January 15, 2000.

     5.2  Prepayment at Option of Holders Upon Occurrence of Put
          Event.

     In the event that any Put Event shall occur, the Company will give written notice (the "Company Notice") of such fact to the holders of the Notes no later than five Business Days following the occurrence of such Put Event. The Company Notice shall (a) describe the facts and circumstances of such Put Event in reasonable detail, (b) make reference to this Section 5.2, (c) offer in writing to prepay on a date (the "Prepayment Date"), which shall be not less than 30 days nor more than 60 days after the date of such Company Notice, all of the outstanding Notes held by each holder, together with accrued interest to the date of prepayment, and (d)(i) request each holder of the Notes to notify the Company in writing, not less than ten days prior to such Prepayment Date, of its acceptance or rejection of such offer, and (ii) inform each holder of the Notes that, upon such holder's receipt of such Company Notice, failure to accept such offer in writing on or before the tenth day prior to such Prepayment Date shall be deemed an acceptance of such prepayment offer. The Company shall, on such Prepayment Date, prepay in full the principal amount of all Notes held by holders who have accepted such prepayment offer, together with accrued interest thereon.

     Without limiting the foregoing, notwithstanding any failure on the part of the Company to give the Company Notice herein required as a result of the occurrence of a Put Event, each holder of a Note who fails to receive such notice shall have the right by delivery of written notice to the Company to require the Company to prepay, and the Company will prepay, such holder's Notes in full, together with accrued interest thereon to the date of prepayment, at any time within 90 days after such holder shall have actual knowledge of any such Put Event.

     5.3  Optional Prepayment.

     The Company, upon not less than ten nor more than 60 days' prior written notice of the date and principal amount of any optional prepayment to the holders of the Notes (the "Company Call"), shall be entitled to prepay the Notes at any time in whole, or from time to time in part (in multiples of $100,000), in the manner set forth below. The Company Call shall (a) make reference to this Section 5.3, (b) state whether the Notes are to be prepaid in whole or in part and, if in part, shall state the aggregate principal amount and the amount of each holder's Notes to be prepaid (which shall be pro rata among all holders), and
(c) state the date for such prepayment. The Company shall, on such prepayment date, make prepayments with accrued interest and, except as hereinafter set forth, a premium equal to the Make Whole Premium on the principal amount of Notes to be so prepaid to the respective holders thereof. Any prepayment of the Notes pursuant to this Section 5.3 shall be without a Make Whole Premium if such prepayment (i) is made from the proceeds of a Transfer of assets pursuant to Section 6.10 or (ii) when added to all other prepayments made by the Company pursuant to this
Section 5.3 (other than pursuant to the preceding clause (i)) during the then current fiscal year of the Company does not exceed 100% of Excess Cash Flow for the fiscal year of the Company most recently ended. All other optional prepayments shall be with a Make Whole Premium.

     5.4  Prepayment Attending a Declined Waiver.

     If (i) the Company shall request the holders of the Notes to consent to a merger, acquisition, investment, corporate reorganization or recapitalization which requires a waiver of any covenant of the Company contained in this Agreement (each a "Material Transaction") and (ii) the holders of the percentage of Notes required to grant such waiver hereunder do not grant such waiver within 30 days following the Company's request therefor (a "Declined Waiver"), then for a period of 150 days following such Declined Waiver the Company shall have the option to prepay the Notes of the holders denying such waiver provided the Company elects to complete such Material Transaction. In connection with any such request for a waiver, the Company shall (a) describe in reasonable detail the facts and circumstances of the Material Transaction it is considering, (b) make reference to this Section 5.4, (c) state the covenant herein which the holders are requested to waive upon completion of such Material Transaction and the extent and duration of the requested waiver, (d) request each holder of the Notes to notify the Company in writing, within 30 days of such request, whether such holder agrees to so waive such covenant upon completion of such Material Transaction, and
(e) inform each holder that, upon such holder's receipt of such notice, failure to grant such waiver in writing on or before the 30th day following such request shall be deemed a denial of such waiver and entitle the Company to prepay in whole the Notes of each holder denying such waiver on or before the 150th day following the Declined Waiver upon not less than ten days' prior written notice of prepayment. Any prepayment of Notes pursuant to this Section 5.4 shall occur as soon as practicable prior to, or concurrently with, the completion of the Material Transaction. The Company shall give each holder withholding its consent to such Material Transaction not less than ten days' prior written notice of the date of prepayment pursuant to this Section 5.4 and, on such prepayment date, make prepayments with accrued interest and a premium equal to the Make Whole Premium on all Notes held by holders who have withheld their consent to the Material Transaction.

     5.5  Prepayments from Excess Cash Flow.

     The Company shall pay, and there shall become due and payable, on the last day of June in each of the years 1997, 1998 and 1999, the principal amount of the Notes, with accrued interest, in an amount equal to 50% of Excess Cash Flow (if positive) for the fiscal year of the Company ended on the March 31 immediately preceding such payment date.

     5.6  Prepayment Upon a Distribution of Proceeds.

     The Company agrees that in the event that all or any portion of the Notes shall be prepaid out of a distribution of proceeds pursuant to Section 4 of the Intercreditor Agreement, it will pay, in cash, concurrently with such prepayment accrued interest on the principal amount of the Notes to be so prepaid to the respective holders thereof, without premium.

     5.7  Allocation and Application of Prepayments.

     If at the time of any partial prepayment of the principal of the Notes made pursuant to Section 5.1, Section 5.3, Section 5.5 or Section 5.6 there is more than one Note outstanding, the aggregate principal amount of each such partial prepayment shall be allocated among the Notes at the time outstanding pro rata in proportion to their respective unpaid principal amounts. Each partial prepayment of the principal of the Notes pursuant to any of Sections 5.2 through 5.6 will be applied first, in the case of any such prepayment made prior to December 31, 1997, to the then remaining Additional Amount required to be paid on December 31, 1997 pursuant to Section 5.1, second, to the amount due on the maturity date of the Notes until the aggregate outstanding principal amount of the Notes is reduced to $10,226,554 (excluding, for purposes hereof, any Capitalized Interest Amount), and third, to the scheduled prepayments applicable to the Notes, as set forth in Section 5.1, in the order of the maturity thereof.

     5.8  Delivery of Notes in Payment of Warrant Purchase Price.

     Each Warrant provides that the holder thereof may tender Notes to the Company in partial or complete payment of the purchase price for the shares of Common Stock issued upon exercise of such Warrant. Promptly following the receipt of any Note so tendered, the Company shall immediately cancel and retire the same (and no such Note shall be reissued) and shall issue to the holder thereof a new Note in the principal amount of such tendered Note remaining after deduction of the principal amount thereof applied to the payment of the purchase price for the shares of Common Stock. The Company and the Purchasers agree that a tender of Notes in payment of the exercise price in respect of any Warrant shall not be deemed to be a prepayment or an acquisition of the Notes, but rather a conversion of such Notes, pursuant to the terms of such Warrant, into Common Stock.

     5.9  No Other Optional Prepayments.

     Except as provided in Section 5.3, the Company will not make any optional prepayment (whether directly or indirectly by purchase or other acquisition) in respect of any of the Notes. Without limitation of the foregoing, any non-scheduled prepayment of the Notes (including a prepayment made for purposes of effecting a Partial Prepayment Event (as defined in the Series B Warrant) that is not being made either (a) in connection with a Change of Control or a Declined Waiver, or (b) from Excess Cash Flow or proceeds of collateral, shall be made pursuant to the terms and provisions of Section 5.3.

     5.10 Direct Payment.

     Notwithstanding anything to the contrary in this Agreement or the Notes, in the case of any Note owned by any Purchaser or its nominee or owned by any other institutional holder who has given written notice to the Company requesting that the provisions of this Section 5.10 shall apply, the Company will promptly and punctually pay when due the principal thereof and premium, if any, and interest thereon, without any presentment thereof directly to such Purchaser or such subsequent holder at the address of such Purchaser set forth in Schedule I or at such other address as such Purchaser or such subsequent holder may from time to time designate in writing to the Company or, if a bank account is designated for any Purchaser on Schedule I hereto or in any written notice to the Company from such Purchaser or any such subsequent holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account of such Purchaser or such holder in any bank in the United States as such Purchaser or any such subsequent holder may from time to time direct in writing. The holder of any Notes to which this Section 5.10 applies agrees that in the event it shall sell or transfer any such Notes it will (a) prior to the delivery of such Notes make a notation thereon of all principal, if any, prepaid thereon and all interest capitalized in respect thereof, and (b) promptly notify the Company in writing of the name and address of the transferee of any Notes so transferred. With respect to Notes to which this Section 5.10 applies, the Company shall be entitled to presume conclusively that the original or such subsequent institutional holder as shall have requested the provisions hereof to apply to its Notes remains the holder of such Notes until (i) the Company shall have received from an authorized officer of the transferor thereof written notice of the transfer of such Notes and of the name and address of the transferee, or (ii) such Notes shall have been presented to the Company as evidence of the transfer. The Purchasers severally agree, and any subsequent holder requesting direct payment pursuant to this Section 5.10 shall so agree, to return their respective Notes to the Company promptly following the final payment thereof.

6.   COMPANY COVENANTS

     From and after the Effective Date and continuing so long as any amount remains unpaid on any Note:

     6.1  Corporate Existence, Etc.

     The Company will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its respective corporate existence and all material licenses and permits necessary to the proper conduct of its business, provided that the foregoing shall not prevent any transaction otherwise permitted or consented to under this Agreement.

     6.2  Insurance.

     The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or similar businesses and owning and operating similar Properties.

     6.3  Taxes, Claims for Labor and Materials, Compliance with
          Laws.

          (a) The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the Property or business of the Company or such Subsidiary, and all claims for work, labor or materials which, if unpaid, could become a Lien upon any Property of the Company or such Subsidiary; provided that the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, or claim if (i) the validity, applicability or amount thereof is being diligently contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any material Property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books reserves reasonably deemed by it to be adequate with respect thereto.

          (b) The Company will promptly comply, and will cause each Subsidiary promptly to comply, with all laws, ordinances or governmental rules and regulations to which it is subject, including without limitation the Occupational Safety and Health Act of 1970, ERISA and all Environmental Legal Requirements, the violation of which could materially and adversely affect the Properties, business or financial condition of the Company and its Subsidiaries considered as one enterprise or could result in any Lien upon any Property of the Company or any Subsidiary that could materially and adversely affect the Properties, business or financial condition of the Company and its Subsidiaries considered as one enterprise.

     6.4  Maintenance, Etc.

     The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its Properties which are used in the conduct of its business (whether owned in fee or a leasehold interest), excluding any Properties that the Company or any Subsidiary reasonably determines to be surplus, obsolete or otherwise not useful in the conduct of its respective business, in good repair and working order, normal wear and tear excepted, and from time to time will make all necessary repairs, replacements, renewals and additions which in the opinion of the Company will maintain the efficiency thereof.

     6.5  Nature of Business.

     The Company will not, and will not permit any Subsidiary to, engage in any business activities or operations substantially different from and unrelated to the respective business activities and operations in which they are now engaged.

     6.6  Limitations on Funded Debt.

          (a) The Company will not, and will not permit any Subsidiary to, create, issue, assume, guarantee or otherwise incur or in any manner become liable or responsible in respect of any Funded Debt, except:

               (i)  the Notes;

               (ii) Funded Debt of the Company and its
          Subsidiaries described on Schedule II attached hereto and renewals, extensions and refundings thereof
          (without increase in the principal amount thereof outstanding at the time of any such renewal, extension or refunding);

               (iii)     Funded Debt of the Company and its
          Subsidiaries from time to time outstanding under the Congress Agreement or any subsequent Credit Agreement that complies with the provisions of Section 6.20, in an aggregate principal amount not exceeding $70,000,000;

               (iv) additional Funded Debt of the Company and its Subsidiaries secured by Liens permitted by Section 6.7(a)(vii), provided that at the time of issuance thereof and after giving effect thereto, the aggregate principal amount of Funded Debt secured by Liens pursuant to Section 6.7(a)(vi) shall not exceed $5,000,000; and

               (v) Funded Debt of the Company owing to a Wholly-owned Subsidiary.

          (b) Any corporation which becomes a Subsidiary after the date of this Agreement shall for all purposes of this
     Section 6.6 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Funded Debt of such corporation existing immediately after it becomes a Subsidiary.

     6.7  Limitations on Liens.

          (a) Negative Pledge. The Company will not, and will not permit any Subsidiary to, cause or permit to exist, or agree or consent to cause or permit to exist in the future (upon the happening of a contingency or otherwise), any mortgage, pledge, security interest, encumbrance, lien or charge of any kind on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom (collectively, "Liens"), except:

               (i)  Liens for taxes, assessments or other
          governmental charges or levies which are not yet due and payable, or are being contested in accordance with
          Section 6.3(a);

               (ii) Liens created by or resulting from any judicial or administrative proceeding which is being diligently appealed in good faith by appropriate actions or proceedings that will prevent the forfeiture or sale of any material Property of the Company or any Subsidiary or any material interference with the use thereof by the Company or any Subsidiary;

               (iii) other Liens incidental to the normal conduct of the business of the Company or any Subsidiary or the ownership of its Property which are not incurred in connection with Indebtedness and which do not individually or in the aggregate materially impair the use of such Property in the business of the Company or of the Company and its Subsidiaries considered as one enterprise or the value of such Property for the purposes of such business;

               (iv) Liens existing as of the date of this Agreement and described on Schedule II attached hereto;

               (v)  Liens securing extensions, renewals or
          replacements of Indebtedness secured by Liens permitted by the foregoing clause (iv) in respect of the same
          Property theretofore subject to such Lien;

               (vi) Liens on Property or rights relating thereto securing Indebtedness (1) to secure all or part of the purchase price or cost of construction of such Property and which are created contemporaneously with, or within 120 days after, such acquisition or the completion of such construction or (2) existing at the time of the acquisition of such Property by the Company or a Subsidiary, whether or not the Indebtedness secured thereby is assumed by the Company or such Subsidiary; provided that

                    (A)  in the case of Liens described in clause
               (2) above, no such Lien shall be created in contemplation of any such transaction,

                    (B)  the amount of any Indebtedness secured
               by a Lien described in this clause (vi) shall not exceed 100% of the Fair Market Value of the Property subject thereto, and

                    (C)  the aggregate outstanding amount of
               Indebtedness secured by Liens described in this clause (vi) shall not exceed $5,000,000 at any time;

               (vii) Liens (1) on the Property of the Company described in Section 5 of the Congress Agreement on May 21, 1996, whether pursuant to the Congress Agreement or any subsequent Credit Agreement that complies with the provisions of Section 6.20, and (2) on all other Property of the Company created pursuant to the Security Documents; and

               (viii) the statutory floating trust arising under PACA in favor of any seller of perishable agricultural commodities and covering perishable agricultural commodities purchased by the Company or any Subsidiary from such seller and the proceeds thereof, provided that the Company or such Subsidiary pays such seller the full amount of the purchase price thereof within the time specified therefor in the contract between the Company or such Subsidiary and such seller.

          (b) Equal and Ratable Lien; Equitable Lien. In case any Property shall be subjected to a Lien in violation of this Section 6.7, the Company will forthwith make or cause to be made, to the fullest extent permitted by applicable law, provision whereby the Notes will be secured equally and ratably with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company will cause to be delivered to each holder of a Note an opinion of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms, and in any such case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders of Notes may be entitled under applicable law, of an equitable Lien on such property securing the Notes. Such violation of this
     Section 6.7 will constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this
     Section 6.7(b).

          (c) Financing Statements. The Company will not, and will not permit any of its Subsidiaries to, sign or file a financing statement under the Uniform Commercial Code of any jurisdiction that names the Company or such Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest that the Company or such Subsidiary is entitled to create, assume or incur, or permit to exist, under the foregoing provisions of this Section 6.7 or to evidence for informational purposes a lessor's interest in property leased to the Company or any such Subsidiary.

     6.8  Maintenance of Consolidated Tangible Net Worth.

     The Company will at all times maintain Consolidated Tangible Net Worth of no less than $18,000,000, which amount shall be increased on the first day of each fiscal quarter of the Company, beginning July 1, 1996, by an amount equal to 50% of Consolidated Net Income (but not less than zero) for the immediately preceding fiscal quarter then most recently ended.

     6.9  Minimum Current Ratio.

     The Company will maintain its ratio of Consolidated Current
Assets to Consolidated Current Liabilities at not less than 1.25:1.

     6.10 Sales of Assets.

     The Company will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose (each, a "Transfer") of any of its assets to any Person, except:

          (a) any Subsidiary may Transfer its assets to the Company or a Wholly-owned Subsidiary;

          (b) the Company or any Subsidiary may sell inventory in the ordinary course of its business;

          (c) the Company may Transfer assets pursuant to the Restructuring, provided that if any of the assets that are the subject of such Transfer are subject to a Lien created pursuant to the Security Documents,

               (i)  such assets shall be sold for Fair Market
          Value,

               (ii) the consideration received by the Company shall be paid in cash, and

               (iii)     the net proceeds of such Transfer shall
          be applied to the prepayment of the Notes in accordance with the terms and provisions of the Intercreditor
          Agreement;

          (d) the Company may Transfer assets if such Transfer does not involve a Substantial Portion of the assets of the Company and its Subsidiaries, provided that

               (i) such Transfer does not violate Section 3D of the Security Agreement, and

               (ii) if the assets that are the subject of any such Transfer are subject to a Lien created pursuant to the Security Documents,

                    (A)  such assets shall be sold for Fair
               Market Value,

                    (B)  the consideration received by the
               Company shall be paid in cash, and

                    (C)  the net proceeds of such Transfer shall
               be applied to the prepayment of the Notes in accordance with the terms and provisions of the Intercreditor Agreement;

          (e) subject to Section 3D of the Security Agreement, the Company or any Subsidiary may Transfer Properties which it is not required to maintain under Section 6.4; and

          (f) the Company may Transfer assets (other than real property) if the proceeds of such Transfer in excess of the limitations contained in subsection (d) are contemporaneously used to purchase other assets of a similar nature and of at least equivalent value;

provided in each case that immediately after the consummation thereof, no Default or Event of Default shall have occurred and be continuing.

     6.11 Mergers.

     The Company will not, and will not permit any Subsidiary to, merge or consolidate with or into any Person, except any Subsidiary may merge or consolidate with or into the Company.

     6.12 Capital Expenditures.

     The Company shall not permit, during any fiscal year of the Company set forth below, the aggregate amount of Capital
Expenditures of the Company and its Subsidiaries during such fiscal year to exceed the permitted amount set forth opposite such fiscal year, as follows:


                           Fiscal Year:
                        Amount of Capital
Expenditures:


                      Ending March 31, 1997
                        an amount equal to
                    the FY 1997 Cap Ex Amount


                      Ending March 31, 1998
                  $4,000,000 plus, during the
                   period beginning April 1,
                        1997 and ending
                      September 30, 1997,
                      the Carryover Cap Ex
                         Amount, if any


                      Ending March 31, 1999
                           $4,000,000


                     Ending March 31, 2000
                           $5,500,000


                      6.13 Restricted Payments.

     The Company will not declare or make, or incur any liability to declare or make, any Restricted Payments.

                    6.14 Restricted Investments.

     The Company will not, and will not permit any of its Subsidiaries to, make or authorize any Restricted Investments.

                   6.15 Payments on Indebtedness.

     Except as hereinafter provided, the Company will not make any payment (other than a scheduled payment) of the principal of any Indebtedness of the Company or any Subsidiary (including, without limitation, IRB Indebtedness) unless, concurrently with such payment, the Company shall make a pro rata payment of the principal amount of the Notes. Notwithstanding the foregoing, the Company may

          (a) pay or prepay the IRB Indebtedness relating to the Walla Walla property and any unsecured IRB Indebtedness related to any Properties sold in connection with the Restructuring, provided that the source of funds used by the Company to make any such payment or prepayment shall not include any proceeds of the Transfer of Properties subject
     to a Lie        n securing the Notes;

          (b)  prepay, in connection with the sale of any
     Property                  ,

               (i) IRB Indebtedness secured by a Lien on such Property having priority over the Lien on such Property securing the Notes, provided that the net proceeds of the sale of such Property will be sufficient to prepay such IRB Indebtedness in full and the Company applies the remaining net proceeds to the prepayment of the Notes in accordance with Section 6.10(d), and

               (ii) any other Indebtedness secured by Liens on such Property permitted to exist under Section
          6.7(a)(iv), (a)(v) or (a)(vi), and

          (c)  make payments of principal from time to time under
     the Cred            it Agreement.

                      6.16 Repurchase of Notes.

     Except as provided in Section 5, neither the Company nor any Subsidiary, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless the offer has been made to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the Company repurchases any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution thereof. With respect to provisions of this Agreement entitling holders of outstanding Notes to vote, sign consents, amendments or waivers or to take any other action under this Agreement, Notes owned or held, directly or indirectly, legally or equitably, by the Company or any of its Subsidiaries or Affiliates shall be disregarded.

                 6.17 Termination of Pension Plans.

     The Company will not and will not permit any Subsidiary to permit any employee benefit plan maintained by it to be terminated in a manner which would result in the imposition of a lien on any property of the Company or any Subsidiary pursuant to
                             ERISA.

               6.18 Reports and Rights of Inspection.

          (a) Reports. The Company will keep, and will cause each domestic Subsidiary to keep, proper books of record and account in which full and accurate entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with GAAP, and will furnish to each Purchaser so long as it is the holder of any Note and to each other institutional holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):

               (i) Quarterly Statements. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, duplicate copies of the Company's:

                    (A)  consolidated balance sheet as of the
               close of such quarter setting forth in comparative form the amount for the preceding fiscal year-end,

                    (B)  consolidated statement of income for
               such quarterly period, setting forth in
               comparative form the amount for the corresponding period of the preceding fiscal year, and

                    (C) consolidated statement of cash flows for the portion of the fiscal year ending with such quarter, setting forth in comparative form the amount for the corresponding period of the precedin g fiscal year, all in reasonable detail and certified as full and accurate by a Responsible Financial Officer of the
                                 Company;

               (ii) Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company (or, with respect to the fiscal year of the Company ended March 31, 1996, not later than July 31, 1996), duplicate copies of the
          Company's            :

                    (A)  consolidated balance sheets as of the
               close of such fiscal year, and

                    (B)  consolidated statements of income and
               cash flows for such fiscal year,

            in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by (x) an opinion thereon of a firm of independent public accountants of recognized national standing selected by the Company,
              to the effect that the consolidated financial
          statements have been prepared in accordance with GAAP
            and present fairly, in all material respects, the
          financial condition of the Company and its Subsidiaries
             and that the examination of such accountants in
          connection with such financial statements has been made
              in accordance with generally accepted auditing
            standards, and (y) an additional statement by such
          accountants that they have reviewed this Agreement and,
          in the course of making the examination necessary for
               their opinion on such consolidated financial
          statements, they obtained no knowledge of any Default
          or Event of Default arising under any of Sections 6.6,
             6.8 through 6.10, inclusive, 6.12 through 6.14,
          inclusive, and 6.19 or, if such accountants shall have
            obtained knowledge of any such Default or Event of
          Default under any such Section, specifying such Default
          or Event of Default and the nature and status thereof;

               (iii)     Audit Reports.  Promptly after receipt
          thereof, one copy of each interim or special audit made
          by independent public accountants of the books of the
          Company or     any Subsidiary;

               (iv) SEC and Other Reports. Promptly upon their becoming publicly available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally, of each current or periodic report filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and of each registration statement or prospectus filed by the Company or any Subsidiary with
          any there           of;

               (v)  Requested Information.  With reasonable
          promptness, such other data and information as any
          Purchaser or any such institutional holder may
          reasonab        ly request;

               (vi) Officer's Certificates. Within the periods provided in clauses (i) and (ii) above, a certificate of a Responsible Financial Officer of the Company stating that he has reviewed the provisions of this Agreement and setting forth: (1) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of Sections 5.2, 6.6 through 6.10, inclusive, 6.12 through 6.14, inclusive, and 6.19 at the end of the period covered by the financial statements then being furnished, and (2) whether there existed as of the date of such financial statements, and whether there exists on the date of the certificate, any Default or Event of Default and, if any such condition or event existed or exists, specifying the nature and period of existence thereof and the action the Company has taken, is taking or proposes to take with respect thereto;

               (vii) Notice of Default or Event of Default. Immediately (and in any event within three Business
          Days) after becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

               (viii) Notice of Claimed Default. Immediately upon becoming aware that the holder of any Note or any other evidence of Indebtedness or other Security of the Company or any Subsidiary has given notice or taken any other action with respect to the claimed Default or Event of Default, a written notice specifying the notice given or action taken by such holder and the nature of a claimed Default or Event of Default and what action the Company is taking or proposes to take
          with respec      t thereto;

               (ix) Monthly Statements. As soon as available and in any event within 30 days after the end of each month (except the last) of each fiscal year or, with respect to the monthly period ended April 30 in each fiscal year, within 45 days after the end of such monthly period, duplicate copies of the Company's:

                    (A)  consolidated balance sheet as of the
               last day of such month, setting forth in
               comparative form the amount for the preceding
               fiscal y     ear-end,

                    (B)  consolidated statement of income for
               such monthly period, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, and

                    (C) consolidated statement of cash flows for the portion of the fiscal year ending with such month, setting forth in comparative form the amount for the corresponding period of the precedin g fiscal year, in each case setting forth, in comparative form, the figures for the corresponding period set forth in the Business Plan, all in reasonable detail and certified as full and accurate by a Responsible Financial Officer of the Company; and

               (x)  Other Information.  Within the periods
          provided therein, copies of all reports, notices, financial statements and other information required to be furnished on a regular basis by the Company to the lenders under the Credit Agreement and to SWIB under
          the SWIB       Note Agreement.

          (b)  Rights of Inspection.    The Company will permit
     any Purchaser, so long as it is the holder of any Note, and each other holder of the then outstanding Notes (or such Persons as either such Purchaser or such other holder may designate), to visit and inspect, under the Company's guidance, any of the properties of the Company or any Subsidiary, to examine all their books of account and financial records of operations, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, other executives and independent public accountants (and by this provision the Company authorizes said accountants to discuss with such Purchaser or such other holder the finances and affairs of the Company and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested; provided that such Purchaser or such other holder shall give the Company at least five days' notice prior to any meeting between the Purchaser or such other holder and the Company's independent public accountants and that the Company shall be permitted to attend any such meeting. So long as no Default shall have occurred and be continuing at such time, the Company shall not be required to pay or reimburse any Purchaser or any such other holder for expenses which it may incur in connection with any such visitation or inspection.

          (c)  Confidential Information.     Any information
     regarding the Company or any Subsidiary which is, pursuant to this Agreement, provided to, or obtained or examined by, any Purchaser or other holder of any Notes, or any of its representatives, while such Purchaser or such other holder or any nominee thereof holds any Notes, shall be considered and treated by such Purchaser or such other holder and its respective representatives as confidential. Each Purchaser severally agrees that it will not disclose any such information without the prior written consent of the Company (which consent shall not be unreasonably withheld) other than on a confidential basis to any one or more of its respective directors, employees, agents, attorneys and accountants, or any one or more of the directors, employees, agents, attorneys and accountants of any other holders of Notes, who would have access to such information in the normal course of the performance of such Person's duties and who first agree to be bound by the confidentiality provisions hereof; provided, however, that each Purchaser any such other holder of any Notes may disclose or disseminate any such information:

               (i) as has become generally available to the public (other than in violation of this Agreement);

               (ii) as it in its reasonable discretion deems necessary in connection with, in response to, or in compliance with any law, ordinance or governmental order, regulation, rule, policy, subpoena, notice of discovery or similar ruling; provided that in each such case it has provided prompt notice of any proposed production of information to the Company to the extent
          permitted        by law; and

               (iii) to any prospective purchaser, securities broker or dealer, or investment banker in connection with the resale or proposed resale of all or any portion of the Notes by it or any other holder of Notes; provided such purchaser, broker or dealer, or investment banker agrees to maintain such confidential
          informatio    n confidential.

      No Purchaser and no other holder or holders of any Notes will be liable for the breach of this subsection (c) by any third party described above or by any other holder of the
                               Notes.

                         6.19 Subsidiaries.

     The Company will not permit the aggregate amount of assets of all U.S. Subsidiaries to exceed $200,000 at any time.

                 6.20 Amendment of Credit Agreement.

     The Company will at all times be party to the Congress
        Agreement or a subsequent Credit Agreement that:

          (a)  has an aggregate commitment to provide loans of
     not less         than $30,000,000; and

          (b)  does not provide for the termination of such
     agreement or the extension of loans thereunder prior to May
     21, 1998                  .

 The Company shall not amend, supplement or modify the Congress
Agreement or any subsequent Credit Agreement, or replace any such
  Credit Agreement, if such amended, supplemented, modified or replacement Credit Agreement

          (i)  fails to satisfy the requirements described in
     clause (      a) or clause (b) above, or

          (ii) fails to provide the Company, on a pro forma basis for the 12-month period immediately following such amendment, supplement, modification or replacement, with projected availability thereunder of at least $30,000,000 during the peak borrowing season of the Company during such period.

                6.21 Transactions with Subsidiaries.

     The Company will not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of any Property, or the rendering of any service, with any Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms not materially less favorable to the Company than would be obtained in a comparable arm's-length transaction with a Person not a Subsidiary.

7.   EVENTS OF DEFAULT AND REMEDIES THEREFOR

     7.1  Events of Default.

     Any one or more of the following shall constitute an "Event of Default" as such term is used herein:

          (a)  Payments on the Notes --

                    (i) Interest Payments -- Default shall occur in the payment of interest on any Note when the same shall become due and such default shall continue for more than five days; or

                    (ii) Principal or Premium Payments -- Default
               shall occur in the payment of the principal of any Note or the premium thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment thereof; or

          (b)  Default on Indebtedness --

                       (i)    Default under Credit Agreement --

                    (A)  Default -- any event shall occur or any
               condition shall exist under the Credit Agreement, or under any agreement relating thereto, that immediately or with any one or more of the passage of time or the giving of notice:

                         (I)   causes (or permits any one or more
                    of the lenders thereunder or a trustee
                    therefor to cause) the Indebtedness
                    outstanding thereunder, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date or dates of payment; or

                         (II) permits any one or more of the
                    holders thereof or a trustee therefor to require the Company or any Subsidiary to repurchase such Indebtedness from the holders thereof;

                    (B)  Termination of Commitment -- (I) the
               commitment of the lender or lenders to provide loans to the Company under the Congress Agreement or any subsequent Credit Agreement shall be terminated or shall expire prior to the replacement of such commitment with new commitments under a new Credit Agreement or (II) the Congress Agreement or such subsequent Credit Agreement shall at any time fail to satisfy all of the requirements described in clauses (a) and (b) of Section 6.20; or

                    (C)  Failure to Comply with Loan Conditions
               Precedent -- the Company fails, or becomes no longer able, to satisfy the conditions precedent to obtaining loans under the Credit Agreement (other than full utilization of the borrowing base availability thereunder) and such failure is not remedied within three Business Days after the date on which such failure shall first become known to a Responsible Financial Officer of the Company;

               (ii) Default on IRB Indebtedness -- (A) default shall occur in the payment of the principal or premium of or interest on any IRB indebtedness (other than the IRB Indebtedness relating to the Walla Walla property), as and when the same shall become due and payable by lapse of time, by declaration, by prepayment or otherwise, or (B) default shall occur in the performance or observance of any covenant or agreement contained in any agreement or other instrument under which any IRB Indebtedness is outstanding (including without limitation, in the case of the IRB Indebtedness relating to the Walla Walla property, a default of the type described in clause (A) above) and any such default shall result in acceleration of the maturity of any Indebtedness evidenced thereby or outstanding or secured thereunder; or

               (iii) Default on Other Indebtedness -- any event shall occur or any condition shall exist under any agreement pursuant to which any Indebtedness of the Company or any Subsidiary (other than Indebtedness under the Credit Agreement or IRB Indebtedness) in excess of $250,000 in the aggregate is outstanding that immediately or with any one or more of the passage of time or the giving of notice:

                    (A)   causes (or permits any one or more of
               the lenders thereunder or a trustee therefor to cause) the Indebtedness outstanding thereunder, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date or dates of payment; or

                    (B)  permits any one or more of the holders
               thereof or a trustee therefor to require the Company or any Subsidiary to repurchase such Indebtedness from the holders thereof; or

          (c) Default on Other Agreements -- Any event of default shall occur under any of the Other Agreements; or

          (d) Particular Covenant Defaults -- Default shall occur in the observance or performance of any covenant or agreement contained in any Sections 6.5 through 6.15, inclusive, or Section 6.19 or Section 6.20; or

          (e) Other Defaults -- Default shall occur in the performance or observance of any other covenant or agreement contained in this Agreement which is not remedied within 30 days after the earlier of: (i) the date on which such Default shall first become known to a Responsible Financial Officer of the Company, or (ii) written notice thereof to the Company by the holder of any Note, which notice shall specify the Default to be remedied and state that it is a notice hereunder; or

          (f)  Representations or Warranties -- Any
     representation or warranty made by the Company herein or in any certificate furnished by or on behalf of the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto shall be untrue in any material respect as of the date of the issuance or making thereof; or

          (g) Final Judgments -- Final judgment or judgments for the payment of money in excess of $500,000 in the aggregate is or are outstanding against the Company or any Subsidiary and remain unpaid, uncontested or unappealed for a period of 30 days from the date of entry; or

          (h)  Insolvency --

               (i) The Company becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company causes or suffers an order for relief to be entered with respect to it under applicable Federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee, liquidator or receiver for the Company or for the major part of its property; or

               (ii) A custodian, trustee, liquidator or receiver is appointed for the Company or for the major part of its Property and is not discharged within 30 days after such appointment; or

               (iii) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company and, if instituted against the Company, are consented to or are not dismissed within 30 days after such institution.

     7.2  Notice of Holders.

     When any Event of Default described in the foregoing Section
7.1 has occurred, or if the holder of any Note or of any other evidence of Indebtedness of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three Business Days of such event to all holders of the Notes then outstanding, such notice to be in writing and sent in the manner provided in Section 10.8.

     7.3  Acceleration of Maturity.

     If an Event of Default other than those described in Section 7.1(h) has occurred and is continuing, the holder or holders of at least 35% in principal amount of the Notes then outstanding (exclusive of Notes then owned by the Company, any Subsidiaries or any Affiliates) may exercise any right, power or remedy permitted to such holder or holders by law and under the Security Documents, and shall have, in particular, without limiting the generality of the foregoing, the right by written notice given to the Company by prepaid overnight courier or personal delivery, to declare the entire principal and all interest accrued on all Notes then outstanding to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived and each of the holders of any of the Notes may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for specific performance of any covenant or agreement contained in this Agreement or in the Notes, or in aid of the exercise of any power granted herein or therein or proceed to obtain judgment or any other relief whatsoever appropriate to the action or proceeding, or proceed to enforce any other legal or equitable right of any such holder of any of the Notes. When any Event of Default described in Section 7.1(h) has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law, interest on such principal and accrued interest at the Overdue Rate for the period from and after the date of acceleration to and including the date of payment thereof, and as liquidated damages and not as a penalty, an additional amount equal to the then applicable Make Whole Premium. No course of dealing on the part of any holder of the Notes nor any delay or failure on the part of any holder of the Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent not prohibited by applicable law, to pay to the holder or holders of the Notes all costs and expenses reasonably incurred by them in the collection of any Notes upon any Event of Default hereunder or thereon, including without limitation reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

     7.4  Rescission of Acceleration.

     The provisions of Section 7.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default other than those described in Section 7.1(h), the Required Holders may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

          (a) no judgment or decree shall have been entered for the payment of any monies due pursuant to the Notes or this Agreement;

          (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 7.3) shall have been duly paid; and

          (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to
     Section 7.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

8.   AMENDMENTS, WAIVERS AND CONSENTS

     8.1  Consent Required.

     Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes (exclusive of Notes then owned by the Company, any Subsidiaries or any Affiliates); provided that without the written consent of the holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective which will (a) change the time of payment of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, (b) change any of the provisions with respect to prepayments, or (c) change the percentage of holders of the Notes required to consent to any such amendment, alteration or modification of any of the provisions of this Section 8 or
Section 7.3.

     8.2  Solicitation of Noteholders.

     The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver effected pursuant to the provisions of this Section 8.2 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Notes as consideration for or as an inducement to the entering into by any holder of the Notes of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Notes then outstanding.

     8.3  Effect of Amendment or Waiver.

     Except as otherwise provided in Section 5.2 or Section 5.4, any amendment or waiver under this Agreement shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

9.   INTERPRETATION OF AGREEMENT; DEFINITIONS

     9.1  Definitions.

     Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

     Additional Amount -- is defined in Section 5.1.

     Affiliate -- shall mean any Person (other than a Subsidiary)
(a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (b) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary.
The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     Applicable Margin -- shall mean (a) with respect to a Declined Waiver, .25%, and (b) with respect to a Company Call or an Event of Default, .60%.

     Assignment Agreement Amendment -- is defined in Section
1.2(c).

     Business Day -- shall mean any day other than a Saturday, Sunday or other day on which Federally chartered banks are required by law to close.

     Business Plan -- shall mean the Stokely U.S.A. 1997-1998
Business Plan and Financing Request dated February, 1996 and furnished by the Company to the Purchasers.

     Capital Expenditures -- shall mean expenditures (including payments under Capitalized Leases) made by any Person to acquire or construct fixed assets, plant and equipment (including, without limitation, renewals, improvements and replacements, but excluding repairs).

     Capitalized Interest Amount -- is defined in Section 4.2.

     Capitalized Lease -- shall mean any lease, the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

     Capitalized Rentals -- of any Person shall mean as of the date of any determination the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

     Carryover Cap Ex Amount -- shall have the meaning set forth in the definition of "FY 1997 Cap Ex Amount."

     Change of Control -- shall mean the date of a public announcement that a Person or group of affiliated or associated Persons (any such Person being an "Acquiring Person") has acquired or obtained the right to acquire legal or beneficial ownership of more than 50% of the outstanding shares of the Voting Stock of the Company; provided, however, that a Change of Control shall be deemed not to have occurred if (x) the Acquiring Person includes a member of the Company's Executive Committee (or a member of any successor body thereto exercising the same or substantially similar functions) and (y) the Company's Board of Directors (or a Special Committee thereof constituted by such Board of Directors) approves of such Acquiring Person's acquisition.

     Common Stock -- is defined in Section 1.2(d).

     Company Call -- is defined in Section 5.3.

     Company Notice -- is defined in Section 5.2.

     Congress Agreement -- shall mean the Loan and Security
Agreement dated as of May 21, 1996, entered into by and between the Company and Congress Financial, as from time to time amended, modified or supplemented.

     Congress Financial -- shall mean Congress Financial
Corporation (Central), an Illinois corporation.

     Consolidated Current Assets -- means the current assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     Consolidated Current Liabilities -- means the current liabilities of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     Consolidated Fixed Charge Coverage Ratio -- shall mean, for any period, the ratio of Consolidated Adjusted Net Income Available for Fixed Charges for such period to Consolidated Fixed Charges for such period (it being understood that all components of such ratio shall be calculated on the basis of historical data for such period, except that (x) the adjustments, if any, described in the second and third sentences of the definition of Consolidated Adjusted Net Income Available for Fixed Charges shall be made to the extent necessary in connection with the acquisition or disposition of any business entity, and (y) the amount of Consolidated Operating Lease Rentals shall equal the amount of such rentals incurred or expected to be incurred during the Company's then-current fiscal year).

          Consolidated Adjusted Net Income Available for Fixed Charges -- for any period shall mean the sum of (i) Consolidated Net Income during such period plus (to the extent deducted or to be deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Company and its Subsidiaries during such period, (iii) Consolidated Fixed Charges, (iv) depreciation, amortization and any other similar items of expense not payable in cash during such period and (v) 100% of the addition to the Consolidated LIFO Reserve for such period. For purposes of this Agreement, Consolidated Adjusted Net Income Available for Fixed Charges shall be adjusted retroactively to give effect to the operations of any Significant Business Entity (based on the actual financial performance of such Significant Business Entity) or the assets and liabilities of such Significant Business Entity acquired or disposed of by the Company or any Subsidiary during the applicable period. Consolidated Adjusted Net Income Available for Fixed Charges shall be computed as though such Significant Business Entity (or the assets and liabilities of such Significant Business Entity) had been owned (or owed) by the Company or such Significant Business Entity had been a Subsidiary, as the case may be, throughout the applicable period and as though the assets and debts so disposed of had not been owned or owed, as the case may be, by the Company or any Subsidiary throughout the applicable period.

          Consolidated Fixed Charges -- shall mean the sum of (i) Interest Charges on Consolidated Indebtedness for the Company's most recently completed fiscal year and (ii) 33-
      % of Consolidated Operating Lease Rentals incurred or expected to be incurred during the Company's then-current fiscal year.

          Consolidated Indebtedness -- shall mean Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          Consolidated LIFO Reserve -- shall mean the amount by which the inventory account reflected on the most recent consolidated balance sheet of the Company and its Subsidiaries has been decreased as shown on such consolidated balance sheet according to the last-in, first-out method of calculating inventories, from the amount which would have been reported on such consolidated balance sheet under the first-in, first-out method of valuing inventories, determined on a consolidated basis in accordance with GAAP.

          Consolidated Operating Lease Rentals -- for any period means the sum of the rental obligations required to be paid by the Company or any Subsidiary as lessee under any lease (other than a Capitalized Lease) of real or personal property, excluding any amount required to be paid by the lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

          Interest Charges on Consolidated Indebtedness -- for any period means the gross amount which would, in accordance with GAAP, be deducted in computing Consolidated Net Income for such period on account of interest on Consolidated Indebtedness, including imputed interest in respect of Capitalized Leases and amortization of debt discount and expense.

          Significant Business Entity -- shall mean a business entity the total assets of which equal or exceed 5% of Consolidated Total Assets immediately prior to the acquisition thereof or immediately after the disposition thereof.

     Consolidated Funded Debt -- shall mean Funded Debt of the
Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     Consolidated Net Income (or, as applicable, Consolidated Net
Loss) -- for any period shall mean the gross revenues of the Company and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis in accordance with GAAP, after eliminating unremitted income or losses attributable to Persons that are not Subsidiaries and after eliminating all extraordinary items of gain or loss, determined on a consolidated basis in accordance with GAAP.

     Consolidated Net Worth -- shall mean, as of the date of any determination thereof, Total Assets as of such date minus Total
Liabilities as of such date, determined on a consolidated basis in accordance with GAAP.

     Consolidated Tangible Net Worth -- shall mean, as of the date of any determination thereof, Consolidated Net Worth as of such date minus the amount of all Intangible Assets of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

     Consolidated Total Assets -- shall mean, as of the date of any determination thereof, the total amount of all assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     Consolidated Total Capitalization -- shall mean the sum of Consolidated Tangible Net Worth and Consolidated Funded Debt.

     Contract Rate -- shall mean:

          (a) during the period up to but not including the second anniversary of the Effective Date (the "Second
     Anniversary"), 14% per annum; and

          (b) during the period beginning on and including the Second Anniversary, until maturity,

               (i) if the aggregate principal amount of the Notes (excluding the portion of such principal attributable to the Capitalized Interest Amount) outstanding at the opening of business of the Company on the Second Anniversary does not exceed $10,226,554, 11% per annum, and

               (ii) if the aggregate principal amount of the Notes (excluding the portion of such principal attributable to the Capitalized Interest Amount) outstanding at the opening of Business of the Company on the Second Anniversary shall exceed $10,226,554, 16% per annum.

     Credit Agreement -- shall mean the Congress Agreement and any other credit agreement subsequently entered into by the Company to refinance the Indebtedness outstanding under the Congress Agreement or any such subsequent credit agreement.

     Declined Waiver -- is defined in Section 5.4.

     Default -- shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section
6.1.

     Disposition Value -- shall mean, as of the date of any determination thereof, with respect to any assets,

          (a)  in the case of any asset that does not constitute
     Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

          (b) in the case of any asset that constitutes Subsidiary Stock, an amount equal to that percentage of the book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

     Distribution -- means, in respect of any corporation, association or other business entity:

          (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and

          (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

     Effective Date -- is defined in Section 3.

     Environmental Legal Requirement -- shall mean any applicable law, statute or ordinance relating to public health, safety or the environment, including without limitation any such applicable law, statute or ordinance relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, transportation, treatment, storage or management of solid or hazardous wastes or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid substances and any regulation, order, notice or demand issued pursuant to any such law, statute or ordinance, in each case applicable to the Property of the Company and its Subsidiaries or the operation, construction or modification of any thereof, including without limitation the following: the Clean Air Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act as amended by the Solid and Hazardous Waste Amendments of 1984, the Occupational Safety and Health Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Solid Waste Disposal Act, and any state statutes addressing similar matters or providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of hazardous substances and any state nuisance statute.

     ERISA -- shall mean the Employee Retirement Income Security
Act of 1974, as amended.

     Excess Cash Flow -- shall mean, for any period,

          (a)  the sum of

               (i)  Consolidated Net Income for such period, and

               (ii) the amount of all depreciation and
          amortization allowances and other non-cash expenses of the Company and its Subsidiaries to the extent deducted in the determination of Consolidated Net Income for such period,

     minus

          (b)  the sum of

               (i) the aggregate amount of Capital Expenditures of the Company and its Subsidiaries for such period,

               (ii) the aggregate principal amount of mandatory and optional prepayments of the principal of the Notes and the SWIB Note made during such period, and

               (iii)     the aggregate amount of all other
          regularly scheduled payments prior to maturity and the payment at scheduled, unaccelerated maturity on other
          Indebtedness of the Company.

     Existing Assignment -- is defined in Section 1.1(c).

     Existing Collateral Documents -- is defined in Section 1.1.

     Existing Indemnification Agreement -- is defined in Section
1.1(c).

     Existing Intercreditor Agreement -- is defined in Section
1.1(c).

     Existing Mortgages -- is defined in Section 1.1(c).

     Existing Note Agreement -- is defined in Section 1.1(a).

     Existing Notes -- is defined in Section 1.1(a).

     Existing Security Agreement -- is defined in Section 1.1(c).

     Existing Warrants -- is defined in Section 1.1(b).

     Fair Market Value -- means, at any time with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

     Funded Debt -- with respect to any Person shall mean all indebtedness for borrowed money of such Person maturing by its terms more than one year after, or which is renewable or extendible at the option of such Person for a period ending one year or more after, the date of determination, and shall include indebtedness for borrowed money of such maturity created, assumed or guaranteed by such Person either directly or indirectly, including obligations of such maturity secured by Liens upon Property of such Person and upon which such entity customarily pays the interest, all current maturities of all such indebtedness of such maturity and all Capitalized Rentals under Capitalized Leases of such maturity.

     FY 1997 Cap Ex Amount -- means $2,000,000, provided that if the Restructuring shall take place during the fiscal year of the Company ending March 31, 1997, (a) the aggregate amount of Capital Expenditures of the Company and its Subsidiaries during such fiscal year shall be permitted to be in an amount not exceeding $5,000,000 and (b) any unused FY 1997 Cap Ex Amount in an amount not exceeding $3,000,000 may be carried over and used during the period beginning April 1, 1997 and ending September 30, 1997 for Capital Expenditures for replacement equipment and capacity consolidation related to the Restructuring (the "Carryover Cap Ex Amount").

     GAAP -- means United States generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Company and any predecessor, except changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP.

     Guaranties -- by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation all obligations incurred through an agreement, contingent or otherwise, by such Persons (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (1) for the purchase or payment of such Indebtedness or obligation, or (2) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend guaranteed.

     Indebtedness -- of any Person shall mean and include all (a) obligations of such Person for borrowed money or to pay the deferred purchase price of property, (b) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement upon the occurrence of an event of default thereunder are limited to repossession or sale of property, (d) Capitalized Rentals under any Capitalized Lease, and (e) Guarantees of Indebtedness of others; provided that, with respect to the Company, Indebtedness shall not include any unfunded obligations which may now or hereafter exist with respect to Company's Plans.

     Indemnification Agreement Amendment -- is defined in Section
1.2(c).

     Intangible Assets -- shall mean license agreements, trademarks, trade names, patents, capitalized research and development, proprietary products (the results of past research and development treated as long-term assets and excluded from inventory), goodwill and all other Property which would be considered to be intangible under GAAP.

     Intercreditor Agreement -- shall mean the Existing
Intercreditor Agreement, as amended by the Intercreditor
Agreement Amendment, and as from time to time further amended, modified or supplemented.

     Intercreditor Agreement Amendment -- is defined in Section
3.5.

     Interest Payment Date -- is defined in Section 4.1.

     Investment -- shall mean any investment, made in cash or by delivery of Property, by the Company or any Subsidiary (a) in any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (b) in any Property.

     IRB Indebtedness -- shall mean the Indebtedness described in Exhibit B to the Second Amendment to Note Agreement.

     Liens -- are defined in Section 6.7(a).

     Make Whole Premium -- shall mean at any time with respect to any payment or prepayment of the Notes (whether pursuant to Section 5.3, Section 5.4 or Section 7.3), the excess of (a) the present value of the principal and interest payments (assuming, for purposes of this definition, that all such interest payments are paid in cash) on and in respect of the Notes being prepaid that would otherwise become due and payable discounted at a rate (computed on the basis of a 360-day year of twelve 30-day months) which is equal to the Reinvestment Rate over (b) the aggregate principal amount of the Notes then to be prepaid. To the extent that the Reinvestment Rate at the time of such prepayment is equal to or greater than the Contract Rate at such time, the Make Whole Premium is zero. Any calculation of the Make Whole Premium shall be made by the Company on and as of one Business Day prior to the date such Make Whole Premium is to be paid to any holder or holders of the Notes and shall be delivered to each such holder via telecopy or telex on such date of calculation.

     Material Transaction -- is defined in Section 5.4.

     Mortgage Amendments -- is defined in Section 1.2(c).

     Notes -- is defined in Section 1.2(a).

     Other Agreements -- shall mean the Security Documents and any and all agreements, instruments and documents heretofore, now or hereafter executed by the Company and delivered to the holders of the Notes, or to any agent appointed to act on behalf of the holders of the Notes, in respect to the transactions contemplated by this Agreement.

     Overdue Rate -- shall mean, at any time, the Contract Rate at such time plus 2.0% per annum.

     PACA -- shall mean the Perishable Agricultural Commodities
Act, 7 USC Section 499a, et seq.

     Person -- shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     Plans -- means "plans", as defined in ERISA.

     Prepayment Date -- is defined in Section 5.2.

     Property -- shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     Purchasers -- is defined in Section 1.1.

     Put Event -- shall mean either (a) a Change of Control, or
(b) the failure by the Company to maintain a Consolidated Fixed Charge Coverage Ratio of at least (i) 0.75:1.0 for the fiscal year of the Company ending March 31, 1997 or (ii) 1.5:1.0 for any fiscal year of the Company thereafter.

     Reinvestment Rate -- shall mean the Treasury Rate plus the Applicable Margin.

     Rental -- shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated a rent or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     Required Holders -- shall mean the holders of at least 66-
2/3% in aggregate principal amount of the Notes then outstanding
(exclusive of Notes then owned by the Company, any Subsidiaries or any Affiliates).

     Required Principal Payment -- is defined in Section 5.1.

     Responsible Financial Officer -- shall mean the Vice
President Finance of the Company, the Treasurer of the Company or any officer of the Company to whom either thereof customarily reports.

     Restricted Investments -- means all Investments except the following:

          (a) property to be used in the ordinary course of business of the Company and its Subsidiaries;

          (b) current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries;

          (c) the endorsement of instruments for collection or deposit in the ordinary course of business;

          (d) Investments existing on the Effective Date and disclosed in Schedule II;

          (e)  Investments in United States Governmental
     Securities, provided that such obligations mature within 365 days from the date of acquisition thereof;

          (f) Investments in certificates of deposit or banker's acceptances issued by an Acceptable Bank, provided that such obligations mature within 365 days from the date of acquisition thereof;

          (g) Investments in commercial paper given the highest rating by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof; and

          (h) loans and advances to employees in the ordinary course of business for travel and moving expenses in an aggregate amount not to exceed $100,000 at any time outstanding.

For purposes of this Agreement, an Investment shall be valued at the lesser of (i) cost and (ii) the value at which such Investment is to be shown on the books of the Company and its Subsidiaries in accordance with GAAP.

As used in this definition of "Restricted Investments":

          Acceptable Bank -- means any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $250,000,000, and (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by Standard & Poor's Ratings Group, "A2" or better by Moody's Investors Service, Inc., or an equivalent rating by any other credit rating agency of recognized national standing.

     Restricted Payment -- means any Distribution in respect of the Company or any Subsidiary (other than on account of capital stock or other equity interests of a Subsidiary owned legally and beneficially by the Company or another Subsidiary), including, without limitation, any Distribution resulting in the acquisition by the Company of Securities which would constitute treasury stock. For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the Fair Market Value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

     Restructuring -- is defined in Section 10.6.

     Second Amendment -- is defined in Section 1.1(a).

     Securities Act -- shall mean the Securities Act of 1933, as amended from time to time.

     Security -- shall have the same meaning as in Section 2(l) of the Securities Act.

     Security Agreement -- shall mean the Security Agreement dated as of May 31, 1995, by and among the Company, the Purchasers and SWIB, as amended by the Security Agreement Amendment, and as further amended, modified or supplemented from time to time, including, without limitation, any amendment or supplement pursuant to which an agent or trustee is appointed to act on behalf of the holders of the Notes and any other Indebtedness secured by the Security Agreement.

     Security Agreement Amendment -- is defined in Section
1.2(c).

     Security Documents -- shall have the meaning set forth in
Section 1 of the Security Agreement.

     Series A Warrant -- means the collective reference to each Series A Warrant to Purchase Shares of Common Stock of Stokely USA, Inc. issued by the Company, originally executed in the form of Exhibit B1 and dated July 25, 1996, together with any acknowledgments and agreements delivered in connection therewith, as the same may be amended, modified or supplemented from time to time.

     Series B Warrant -- means the collective reference to each Series B Warrant to Purchase Shares of Common Stock of Stokely USA, Inc. issued by the Company, originally executed in the form of Exhibit B2 and dated July 25, 1996, together with any acknowledgments and agreements delivered in connection therewith, as the same may be amended, modified or supplemented from time to time.

     Significant Subsidiary -- is defined in paragraph 1 of Exhibit B hereto.

     subsidiary -- shall mean, as to any particular parent corporation, any corporation or other entity of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation. The term "Subsidiary" shall mean a direct or indirect subsidiary of the Company.

     Subsidiary Stock -- shall mean, with respect to any Person, the stock (or any options or warrants to purchase stock or other
Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

     Substantial Portion -- shall mean, with respect to any Transfer of assets, any portion of assets of the Company and its Subsidiaries, if

          (a) the Disposition Value of such assets, when added to the Disposition Value of all other assets of the Company and its Subsidiaries that were subject to a Transfer (other than (i) pursuant to clause (a) or clause (b) of Section 6.10, or (ii) as described in Section 3.6, or (iii) in connection with the Restructuring), during the period beginning on the first day of such fiscal year and ending on and including the date of the Transfer of such assets, exceeds an amount equal to 10% of Consolidated Total Assets determined as of the end of the then most recently ended fiscal quarter of the Company, or

          (b) the Disposition Value of such assets, when added to the Disposition Value of all other assets of the Company and its Subsidiaries that were subject to a Transfer (other than (i) pursuant to clause (a) or clause (b) of Section 6.10, or (ii) as described in Section 3.6, or (iii) in connection with the Restructuring), during the period beginning on the Effective Date and ending on and including the date of the Transfer of such assets, exceeds an amount equal to 25% of Consolidated Total Assets determined as of the end of the then most recently ended fiscal quarter of the Company.

     SWIB -- is defined in Section 1.1.

     SWIB Note -- is defined in the Intercreditor Agreement.

     SWIB Note Agreement -- is defined in the Intercreditor
Agreement.

     Third  Amendment -- is defined in Section 1.1(a).

     Total Assets -- shall mean, as of the date of any determination thereof, the aggregate amount of assets of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

     Total Liabilities -- shall mean, as of the date of any determination thereof, the aggregate amount of liabilities of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

     Transfer -- is defined in Section 6.10.

     Treasury Rate -- shall mean at any time with respect to Notes being paid or prepaid, the then existing yield to maturity on the United States Treasury obligations with a maturity (as compiled by and published in the most recently published issue of the United States Federal Reserve Statistical Release designated H.15(519) or its successor publication) equal to the maturity date of such Notes. If no maturity exactly corresponding to the maturity date of such Notes shall appear therein, the United States Treasury obligations with the nearest published maturity occurring before the scheduled maturity date of the Notes and with the nearest published maturity occurring after the scheduled maturity date of the Notes shall each be determined and the Treasury Rate shall be interpolated on a straight-line basis based on the respective yields to maturity of such obligations.

     U.S. Subsidiaries -- shall mean all Subsidiaries organized and existing under the laws of the United States or any state, district or territory thereof.

     Voting Stock -- shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions), irrespective of whether or not at the time Securities of any class or classes shall have or might have special voting powers or rights by reason of the occurrence of any contingency.

     Warrant Agreement -- means the collective reference to the Series A Warrants and the Series B Warrants.

     Warrants -- is defined in Section 1.2(d).

     Wholly-owned -- when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required by applicable law as directors' qualifying shares) shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

     9.2  Accounting Principles.

     Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement, in which event this Agreement shall be controlling.

     9.3  Directly or Indirectly.

     Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

10.  MISCELLANEOUS

     10.1 Note Register.

     The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register"), and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided and under such reasonable regulations as it may prescribe, any Notes issued pursuant to this Agreement.

     At any time, and from time to time, the holder of any Notes which have been duly registered as hereinabove provided may transfer such Notes upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the holder of such Note or its attorney duly authorized in writing.

     The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any Note shall be made to or upon the written order of such holder.

     10.2 Exchange of Notes.

     At any time, and from time to time, upon not less than ten days' written notice to that effect given by the holder of any
Note initially delivered or of any Note substituted therefor pursuant to Section 10.1, this Section 10.2 or Section 10.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to the holder, except as set forth below, Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in the denomination of $100,000 or integral multiples thereof (except as may be necessary to reflect any principal amount not evenly divisible by $100,000) as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, payable to such Person or Persons as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

     10.3 Loss, Theft, Etc. of Notes.

     Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the holder thereof, a new Note, of the same tenor and form, in lieu of such lost, stolen, destroyed or mutilated Note. If any Purchaser or any subsequent institutional holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of any authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction, shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

     10.4 Expenses, Stamp Tax Indemnity.

     Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of the Purchasers' reasonable out-of pocket expenses in connection with the preparation, execution and delivery of this Agreement, the amendments to the Security Documents, and the transactions contemplated hereby and thereby, including but not limited to the fees and disbursements of Hebb & Gitlin, the Purchasers' special counsel, and The Blackstone Group L.P., the Purchasers' financial advisor, duplicating costs and charges for shipping the Notes, adequately insured, to each Purchaser at its home office or at such other place as such Purchaser may designate, and so long as such Purchaser shall hold any of the Notes, all such expenses relating to any amendments, waivers or consents pursuant to the provisions hereof, including without limitation any amendments, waivers or consents resulting from any work-out, restructuring or similar events relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company also agrees that it will pay and save the Purchasers harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify the Purchasers against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the Company agrees to obtain and pay for a private placement number for the Notes and authorizes the submission of such information as may be required by the CUSIP Service Bureau of Standard & Poor's for the purpose of obtaining such number.

     10.5 Waiver of Past Defaults.

     By execution of this Agreement, the holders of the Notes waive the Event of Default existing prior to the Effective Date resulting from a violation of Section 5.8 of the Existing Note Agreement. Other than the foregoing, the holders of the Notes have no knowledge of any other Default or Event of Default under the Existing Note Agreement which has occurred and is continuing on the date hereof.

     10.6 Potential Restructuring after Effective Date.

     The Company may, at its option, undergo a restructuring of its canning business subsequent to the Effective Date, provided that

          (a) such restructuring is effected pursuant to a business plan delivered to the holders of the Notes at least ten Business Days prior to such restructuring,

          (b) the holders of the Notes shall have received a copy of the written consent of Congress Financial to such restructuring at least three Business Days prior to such restructuring, stating that such restructuring (including without limitation the application, to the prepayment of the Notes in the manner provided in Section 6.10(c)(iii), of the proceeds of assets subject to a Lien securing the Notes that are Transferred in connection with such restructuring) will not constitute a breach under the Congress Agreement,

          (c) actual non-recurring charges on the Company's consolidated financial statements (determined in accordance with GAAP) resulting from such restructuring would not exceed $18,000,000, and

          (d) actual cash charges (determined in accordance with GAAP) including, without limitation, inventory, severance, and out-of-pocket expenses, resulting from such restructuring would not exceed $3,500,000.

If the Company shall undergo a restructuring complying with each of clauses (a), (b), (c) and (d) above (a "Restructuring"), then:

          (i) for purposes of determining whether the Company has complied with Section 6.8, such actual non-recurring charges up to, but not exceeding, $18,000,000 shall be excluded from the determination thereof,

          (ii) for purposes of determining Excess Cash Flow for the period in which such restructuring shall occur, such actual cash charges up to, but not exceeding, $3,500,000 shall be deducted in the calculation thereof, and

          (iii) for purposes of determining Consolidated Adjusted Net Income Available for Fixed Charges (as such term is defined in Section 9.1 in the definition of "Consolidated Fixed Charge Coverage Ratio"), such actual non-recurring charges up to, but not exceeding, $18,000,000 shall be excluded from the determination thereof.

     10.7 Powers and Rights Not Waived; Remedies Cumulative.

     No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Section 8 shall extend to or affect any obligation or right not expressly waived or consented to.

     10.8 Notices.

     All communications provided for hereunder shall be in writing and, if to the Purchasers, delivered or mailed by prepaid overnight air courier, addressed to each Purchasers at its respective address appearing on Schedule I to this Agreement or such other address as any Purchaser or the subsequent holder of any Note initially issued hereunder may designate to the Company in writing, and if to the Company, delivered or mailed by prepaid overnight air courier to the Company at 1055 Corporate Center Drive, Oconomowoc, Wisconsin 53066, Attention: Vice-Chairman, or to such other address as the Company may in writing designate to each of the Purchasers and each subsequent holder of any Note initially issued hereunder.

     10.9 Reproduction of Documents.

     This Agreement and all documents relating thereto, including without limitation (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Purchasers at the closing of the transactions contemplated by this Agreement (except the Notes and the Warrants themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Purchasers, may be reproduced by any Purchaser by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by any Purchaser in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     10.10     Counterparts.

     This Agreement may be executed in any number of counterparts, each counterpart constituting an original but all together only one Agreement.

     10.11     Successors and Assigns.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, including each successive holder or holders of any Notes; provided that any subsequent holder of any Note that is a Subsidiary or an Affiliate shall not be entitled to any voting rights hereunder.

     10.12     Survival of Covenants and Representations.

     All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Effective Date, shall survive the execution and delivery of this Agreement and the Notes.

     10.13     Severability.

     Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

     10.14     Governing law.

     This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.

     10.15     Captions.

     The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

 [Remainder of page intentionally blank. Next page is signature page.]
     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.


                                   Stokely USA, Inc.



                                   By:

                                        Name:

                                        Title:


Accepted and agreed to:


[PURCHASER]



By:

     Name:

          Title:
                            SCHEDULE I

                      PURCHASER INFORMATION

                           SCHEDULE II

            INFORMATION AS TO COMPANY AND SUBSIDIARIES

Purchaser Name
NATIONWIDE LIFE INSURANCE COMPANY


Name in Which Note is
Registered
NATIONWIDE LIFE INSURANCE COMPANY


Note Registration
Number; Principal Amount
R-1; $12,185,032.27


Warrant Registration
Number; Series; Initial
Number of Shares
WA-1; Series A;  493,281
WB-1; Series B;  493,281


Payment on Account of
Note

     Method

     Account
     Information


Federal Funds Wire Transfer

Morgan Guaranty Trust Company of New York
ABA #021-000-238
JOURNAL #999-99-024
F/A/O Nationwide Life Insurance Company Custody A/C
#71615
Attn:  Custody Service Dept.


Accompanying Information
Name of Company:    STOKELY USA, INC.
Description of
Securities:         Amended and Restated Senior
                    Secured Notes due January 15,
                    2000
               Series A Warrant to Purchase
               Shares of Common Stock
               Series B Warrant To Purchase
               Shares of Common Stock
Security Numbers:   861502 B* 2 (Amended and
                    Restated Senior Secured Notes)
               861502 2* 2 (Series A Warrant)
               861502 2@ 0 (Series B Warrant)
Due Date and Application (as among principal, premium and interest) of the payment being made:


Address for Notices
Related to Payments
Nationwide Life Insurance Company
One Nationwide Plaza (1-32-09)
Columbus, Ohio 43215-2220
Attention: Corporate Money Management


Address for All other
Notices
Nationwide Life Insurance Company
One Nationwide Plaza (1-33-07)
Columbus, Ohio 43215-2220
Attention: Corporate Fixed-Income Securities


Other Instructions
NATIONWIDE LIFE INSURANCE COMPANY

By_______________________
     Name:
     Title:


Instructions re Delivery
of Notes and Warrants
Mr. Martin Petroski
Morgan Guaranty Trust Company of New York
Safekeeping Incoming
55 Exchange Place - A Level
New York, NY 10260-0023
F/A/O Nationwide Life Insurance Company
Custody Account #71615


Tax Identification
Number
31-4156830

Purchaser Name
EMPLOYERS LIFE INSURANCE COMPANY OF WAUSAU


Name in Which Note is
Registered
EMPLOYERS LIFE INSURANCE COMPANY OF WAUSAU


Series; Note
Registration Number;
Principal Amount
R-2; $1,782,582.17


Warrant Registration
Number; Series; Initial
Number of Shares
WA-2; Series A; 72,187
WB-2; Series B; 72,187


Payment on Account of
Note

     Method

     Account
     Information


Federal Funds Wire Transfer

Bank of New York
ABA #021-000-018
BNF:  10C566
F/A/O Employers Life Custody A/C #267827
Attn:  P&I Dept.


Accompanying Information
Name of Company:    STOKELY USA, INC.
Description of
Securities:         Amended and Restated Senior
                    Secured Notes due January 15,
                    2000
               Series A Warrant to Purchase
               Shares of Common Stock
               Series B Warrant To Purchase
               Shares of Common Stock
Security Numbers:   861502 B* 2 (Amended and
                    Restated Senior Secured Notes)
               861502 2* 2 (Series A Warrant)
               861502 2@ 0 (Series B Warrant)
Due Date and Application (as among principal, premium and interest) of the payment being made:


Address for Notices
Related to Payments
Ms. Cindy Peterson
Employers Life Insurance Company of Wausau
2000 Westwood Drive
Wausau, Wisconsin 54401


Address for All other
Notices
Employers Life Insurance Company of Wausau
One Nationwide Plaza (1-33-07)
Columbus, Ohio 43215-2220
Attention: Corporate Fixed-Income Securities


Other Instructions
EMPLOYERS LIFE INSURANCE COMPANY OF WAUSAU

By_______________________
     Name:
     Title:


Instructions re Delivery
of Notes and Warrants
Mr. Paul Cuadrado
The Bank of New York
Attn:  Free Receive Dept.
One Wall Street - 3rd Floor
New York, NY 10286

with a copy to:

Ms. Cindy Peterson
Employers Life Insurance Company of Wausau
2000 Westwood Drive
Wausau, Wisconsin 54401


Tax Identification
Number
39-1049873

Purchaser Name
WEST COAST LIFE INSURANCE COMPANY


Name in Which Note is
Registered
WEST COAST LIFE INSURANCE COMPANY


Series; Note
Registration Number;
Principal Amount
R-3; $891,585.31


Warrant Registration
Number; Series; Initial
Number of Shares
WA-3; Series A; 36,094
WB-3; Series B; 36,094


Payment on Account of
Note

     Method

     Account
     Information


Federal Funds Wire Transfer

Morgan Guaranty Trust Company of New York
ABA #021-00-238
JOURNAL #999-99-024
F/A/O West Coast Life Custody A/C #73290
Attn:  Custody Service Dept.


Accompanying Information
Name of Company:    STOKELY USA, INC.
Description of
Securities:         Amended and Restated Senior
                    Secured Notes due January 15,
                    2000
               Series A Warrant to Purchase
               Shares of Common Stock
               Series B Warrant To Purchase
               Shares of Common Stock
Security Numbers    861502 B* 2 (Amended and
                    Restated Senior Secured Notes)
               861502 2* 2 (Series A Warrant)
               861502 2@ 0 (Series B Warrant)
Due Date and Application (as among principal, premium and interest) of the payment being made:


Address for Notices
Related to Payments
West Coast Life Insurance Company
343 Sansome Street
San Francisco, CA 94104
Attention:  Karl Snover


Address for All other
Notices
West Coast Life Insurance Company
One Nationwide Plaza (1-33-07)
Columbus, Ohio 43215-2220
Attention: Corporate Fixed-Income Securities


Other Instructions
WEST COAST LIFE INSURANCE COMPANY

By_______________________
     Name:
     Title:


Instructions re Delivery
of Notes and Warrants
Mr. Martin Petroski
Morgan Guaranty Trust Company of New York
Safekeeping Incoming
55 Exchange Place - A Level
New York, NY 10260-0023
F/A/O West Coast Life Insurance Company
Custody Account #73290

with a copy to:

Mr. Karl Snover
West Coast Life Insurance Company
343 Sansome Street
San Francisco, CA 94104


Tax Identification
Number
94-0971150